                                                                   Exhibit 10 JJ

                          AGREEMENT AND GENERAL RELEASE

          This is an Agreement and General Release (Agreement) between Mercantile Bankshares Corporation (Bankshares) and Mercantile-Safe Deposit and Trust Company (Merc-Safe) (Bankshares and Merc-Safe are sometimes collectively referred to herein as the Companies) and Jack E. Steil (Mr. Steil), dated as of December 31, 2002 (the Effective Date). The parties agree as follows:

          1.   Severance Payments.

          (a) Merc-Safe will pay Mr. Steil, in bi-weekly payments, his current regular salary which is $400,000 annually (less all lawful deductions) for the period from the effective date of this Agreement to December 31, 2004. This obligation shall survive in the event of Mr. Steil's death prior to December 31, 2004, in which event any remaining payments shall be due and payable to Mr. Steil's estate or such other beneficiary designated by Mr. Steil in a written notice delivered to the Companies.

          (b) In addition, subject to the offset described in the following sentence, Merc-Safe will pay Mr. Steil, in bi-weekly payments, the aggregate sum of $94,400 (less all lawful deductions) during 2005 and the aggregate sum of $86,533 (less all lawful deductions) for the period from January 1, 2006 to November 30, 2006 (collectively, the Additional Payments). The obligation of Merc-Safe to make any Additional Payments shall be reduced by the gross amount of any income earned by Mr. Steil from employment (including self-employment) during such periods (regardless of when such income is received), and an accounting shall be conducted at the end of each such period to determine if any amount of such Additional Payments previously paid to

Mr. Steil must be repaid. Such Additional Payments shall terminate upon Mr. Steil's death.

          2. Additional Severance Payments. With respect to the Annual Incentive Compensation Plan of Bankshares and its affiliates ("AICP"), Mr. Steil shall be entitled to receive an incentive award for the 2002 Award Year in accordance with and subject to the terms of the AICP, based on his 2002 annual salary of $400,000 and his designation as a Class I participant for that year. The amount of such award is $184,600 and will be payable no later than March 31, 2003, and shall be subject to all lawful deductions. The Companies agree that Mr. Steil will be eligible to receive bonus payments for the 2003 Award Year (payable in 2004) and 2004 Award Year (payable in 2005) to be calculated in accordance with and subject to the terms of the AICP as if he were still a Class I participant and based on his base annual salary of $400,000; provided, however, that such bonus payments shall be made only if and to the same extent that the Companies make incentive awards generally under the AICP to Class I participants for the 2003 and 2004 Award Years, and the parties expressly agree that if the AICP changes for Class I participants generally for the 2003 or 2004 Award Years, the calculation of any bonus payments to Mr. Steil for such Award Years will change in a like manner. The obligations set forth in this paragraph 2 shall survive in the event of Mr. Steil's death prior to December 31, 2004, in which event any remaining payments due under this paragraph 2 shall be due and payable to Mr. Steil's estate or such other beneficiary designated by Mr. Steil in a written notice delivered to the Companies.

          3. Continuation of Employee Benefits. The Companies will provide Mr. Steil his current level of employee benefits (exclusive of any retirement benefits, which are covered elsewhere under this Agreement) during the period from January 1, 2003 through December 31, 2004. The Companies will provide these benefits to Mr. Steil in the following areas: dental coverage, medical and vision coverage, life insurance coverage, employee assistance program, blood program, annual physical and checking account benefits. Payment for benefits and premiums for benefit coverage will continue to be made in the same manner as prior to this Agreement, and allowable deductions from Mr. Steil's bi-weekly payments as set forth in paragraph 1 above shall be made for such payments. The Companies and Mr. Steil will continue to make payment for benefits and benefit premiums in substantially the same proportion as before this Agreement. The level of benefits specified in this paragraph shall be at the same level as if Mr. Steil remained employed in his current capacities for the Companies, except that the parties expressly agree that if any of the benefit programs or plans change for comparable employees of the Companies, Mr. Steil's level of benefits and proportional share of payments or premiums will change in a like manner. After December 31, 2004, should Mr. Steil elect to continue his medical, dental and vision coverages, he will be responsible for all premiums, subject to certain credits allowed under the Companies' retiree medical program.

          4. Existing Cash Balance SERP. With respect to the Supplemental Cash Balance Executive Retirement Plan (Cash Balance SERP) in which Mr. Steil participated prior to the Effective Date, the Companies will continue to allocate annual credits, in accordance with and subject to the terms and conditions the Cash Balance SERP then in effect, for Mr. Steil through December 31, 2006 (or until his death, if earlier). The calculation of such annual credits shall be made as set forth in Exhibit A attached hereto and made a part hereof. In all other respects, the terms of the Cash Balance SERP will continue to apply to Mr. Steil; provided, however, that for purposes of the Cash Balance SERP, Mr. Steil's termination of employment will be deemed to occur on December 31, 2006 (or upon his death, if earlier) and payment to Mr. Steil will be made or commence as soon as practicable after December 31, 2006 (or upon his death, if earlier). Notwithstanding the foregoing, nothing in this paragraph 4 or in Exhibit A shall be deemed to create any obligation on the part of the Companies to pay any salary or bonus to Mr. Steil after December 31, 2004 other than any bonus provided in paragraph 2 above for the 2004 Award Year which is payable in 2005 and the Additional Payments as defined in paragraph 1(b) above.

          5. Additional Cash Balance SERP. The parties acknowledge and agree that after December 31, 2002 Mr. Steil shall not be eligible to participate in the Bankshares qualified cash balance plan. The Companies agree to establish, after the effective date of this Agreement, an additional cash balance SERP (Additional SERP) for Mr. Steil. The Additional SERP will provide a benefit, commencing at age 60, which, when added to Mr. Steil's vested benefit as of December 31, 2002 under the qualified cash balance plan, will produce a combined benefit equal to the benefit Mr. Steil would have been entitled to under the qualified cash balance plan had he continued to be employed through, and then retired at, age 60 and commenced receiving benefits at that time (i.e., $94,400 if Mr. Steil elected to take the lifetime annuity option).

          6.   Exisiting 401(k) SERP

               (a) With respect to the Supplemental 401(k) Executive Retirement Plan (401(k) SERP) in which Mr. Steil participated prior to the Effective Date, the

Companies will continue to allocate annual credits, in accordance with and subject to the terms and conditions the 401(k) SERP then in effect, for Mr. Steil through December 31, 2006 (or until his death, if earlier). The calculation of such annual credits shall be made as set forth in Exhibit A attached hereto and made a part hereof.

               (b) In addition to the above allocations, the Companies also will allocate annual credits for Mr. Steil under the 401(k) SERP through December 31, 2006 (or until Mr. Steil's death, if earlier) for the maximum basic contribution. The calculation of such annual credits shall be made as set forth in Exhibit A attached hereto and made a part hereof.

               (c) In addition to the above allocations, the Companies also will allocate annual credits for Mr. Steil under the 401(k) SERP through December 31, 2006 (or until Mr. Steil's death, if earlier) for the maximum matching contribution. The calculation of such annual credits shall be made as set forth in Exhibit A attached hereto and made a part hereof.

               (d) In all other respects, the terms of the 401(k) SERP will continue to apply to Mr. Steil; provided, however, that for purposes of the 401(k) SERP, Mr. Steil's termination of employment will be deemed to occur on December 31, 2006 (or upon his death, if earlier) and payment to Mr. Steil will be made as soon as practicable after December 31, 2006 (or upon his death, if earlier). Furthermore, notwithstanding the foregoing, nothing in this paragraph 6 or in Exhibit A shall be deemed to create any obligation on the part of the Companies to pay any salary or bonus to Mr. Steil after December 31, 2004 other than any bonus provided in paragraph 2 above for the 2004 Award Year which is payable in 2005 and the Additional Payments as defined in paragraph (b) above.

          7. Automobile Use. The Companies will provide to Mr. Steil use of a car through December 31, 2004, will provide insurance coverage on such vehicle, and will reimburse him for the cost of gas and any scheduled maintenance or repairs required or reasonably necessary in connection with the use of such vehicle during such period, but only to the extent that the annual usage during such period does not materially exceed the amount of annual usage by Mr. Steil of his company-owned vehicle during 2002. His current automobile (2001 Toyota Sequoia) will continue to be provided for his use, and when it reaches the standard mileage limit of 70,000 miles, it will be traded for a new vehicle of equivalent value (based on MSRP of a Toyota Sequoia at the time of such trade). The title to this new vehicle on December 31, 2004 shall be transferred to Mr. Steil. The Companies shall be responsible for transfer taxes incurred in this transfer of title. After December 31, 2004, Mr. Steil will be solely responsible for any insurance coverage on or related to the vehicle. The parties expressly agree that the Companies, as of December 31, 2004, will cease all travel and accident coverage applicable to Mr. Steil.

          8. Memberships Dues. The Companies agree to pay the base monthly dues for Mr. Steil's Center Club membership through December 31, 2004. Any charges in addition to the base monthly dues and all charges subsequent to December 31, 2004 shall be the sole responsibility of Mr. Steil.

          9. Matching Gift Program. The Companies will allow Mr. Steil to be eligible for participation in their matching gift program through December 31, 2004.

          10. Computer. The Companies agree to transfer ownership to Mr. Steil, on the effective date of this Agreement, of the computer currently provided for his use.

          11. Cell Phone. The Companies agree to pay the base monthly charges, through December 31, 2004, of the cell phone service plan provided to Mr. Steil as of December 31, 2002. Any charges in addition to the base monthly charges and all charges subsequent to December 31, 2004 shall be the sole responsibility of Mr. Steil.

          12. Stock Options. With respect to options ("Options") granted to Mr. Steil prior to the date hereof pursuant to the Mercantile Bankshares Corporation Omnibus Stock Plan (Omnibus Plan) and as reflected in Option Agreements dated August 21, 1995, November 28, 2000 and May 7, 2002, Mr. Steil shall be deemed to be employed by the Companies through December 31, 2005 (other than in the event of his death prior to such date) solely for purposes of determining the exercisability of the Options in accordance with the terms of such Option Agreements. The vesting of such Options, to the extent applicable, shall continue to remain subject to the satisfaction of the applicable financial performance criteria. Notwithstanding the foregoing, such Option Agreements are hereby amended to provide that any and all Options which are currently vested or which vest subsequent to December 31, 2002 must be exercised by December 31, 2005, after which date they will expire. The parties acknowledge and agree that attached hereto as Exhibit B is a schedule setting forth the current status of all such options.

          13. Restricted Stock. Further with respect to the Omnibus Stock Plan, as to those shares subject to the Restricted Stock Award Agreement dated as of April 29,

2002 between Mr. Steil and Bankshares, such shares will vest in accordance with the terms of such Agreement, and shall not be subject to forfeiture after such vesting.

          14. Miscellaneous Expenses. The Companies agree to pay Mr. Steil through December 31, 2004 a monthly stipend in the amount of $850 to assist him with office and parking expenses associated with the transitional activities referenced in paragraph 15. In addition, the Companies agree to pay Mr. Steil's reasonable legal expenses incurred in connection with the negotiation of this agreement, not to exceed $5,000.

          15. Resignation; Ongoing Obligations. Mr. Steil resigned his positions with the Companies on December 31, 2002. Mr. Steil's positions as an officer of the Companies, as an officer or director of any subsidiaries of the Companies, and as a member of committees of the Companies and subsidiaries, and their Boards of Directors have terminated. Mr. Steil shall, after the effective date of this Agreement, not be required to perform any executive or line management responsibilities for the Companies but he shall make himself available for transitional activities during the period specified for salary payments in paragraph 1(a) of this Agreement.

          16. Release. Mr. Steil agrees that the benefits listed in paragraphs 1 through 14 are not benefits to which he is otherwise entitled by reason of his employment, and that in consideration of the promises set forth in paragraphs 1 through 14, he will, and hereby does, forever and irrevocably release and discharge the Companies, their officers, directors, employees, agents, subsidiaries, affiliates, predecessors, successors, purchasers, assigns, and representatives, of any and all grievances, claims, demands, debts, defenses, actions or causes of action, obligations, damages, and liabilities whatsoever which he now has, has had, or may have, whether the same be at law, in equity, or mixed, in any way arising from or relating to any act, occurrence, or transaction before the date of this Agreement; provided, however, that nothing herein shall be construed as a release by Mr. Steil of any claim relating to any benefit vested in favor of Mr. Steil prior to the date hereof under any employee benefit or retirement plan maintained by the Companies. This is a General Release. Mr. Steil expressly acknowledges that this General Release includes, but is not limited to, Mr. Steil's intent to release the Companies from any claim of age, race, sex, religion, national origin or any other claim of employment discrimination under the Age Discrimination in Employment Act (29 U.S.C. section 2000 et seq.), the Employee Retirement Income Security Act (29 U.S.C. section 1001 et seq.),
Article 49B of the Maryland Annotated Code, and any other law prohibiting employment discrimination or related to abusive discharge, or whistleblowing. Mr. Steil agrees not to sue the Companies or to join in any lawsuit against the Companies, or any other person or entity specified in this paragraph, concerning any matter which arose on or before the effective date of this Agreement.

          17.  Non-Disparagement.

               (a) Mr. Steil agrees that for a period of three (3) years after the effective date of the execution of this Agreement, he will not, either by conversation or any other oral expression, by letter or any other written expression, or by any other deed or act of communication (including, but not limited to allowing himself to be referred to or quoted as the source of information) to the public or to any individual person or entity or groups of persons or entities, specifically including but not limited to such persons or entities as are, have been, or may be, employees, Customers (as defined herein), or business associates of the Companies, disparage, condemn or impugn the reputation or character of the Companies or any of its officers or directors, or any of the actions or writings, specifically including but not limited to any of the policies, practices, procedures or advertisements, which are, have been or may be taken or produced by the Companies or its predecessors, subsidiaries, parents, successors, successors in interest, assigns, trustees, officers, directors, agents, attorneys, servants or employees on behalf of the Companies. Mr. Steil understands that by agreeing to the provisions of this Paragraph, he is waiving rights guaranteed by the First Amendment of the United States Constitution and State counterparts. Mr. Steil further agrees that a material violation of the terms of this Paragraph, or repeated non-material violations after written notice from the Company asserting a non-material violation, is a material breach of this Agreement, entitling the Companies to recover any payments made to Mr. Steil under this Agreement, to stop any payments or obligations owing under this Agreement, to recover the costs and attorneys' fees the Companies incurs to recover under this paragraph and to obtain injunctive, monetary or other relief permitted by law.

               (b) The Companies agree that for a period of three (3) years after the effective date of the execution of this Agreement, they will use reasonable efforts to ensure that their senior executive officers do not, either by conversation or any other oral expression, by letter or any other written expression, or by any other deed or act of communication (including, but not limited to allowing themselves to be referred to or quoted as the source of information) to the public or to any individual person or entity or groups of persons or entities, disparage, condemn or impugn the reputation or character of Mr. Steil. Notwithstanding the foregoing, nothing shall prevent any such senior executive officer from discussing business related matters concerning Mr. Steil that are factually true where he or she reasonably believes that the disclosure of such facts serves a reasonable business purpose.

          18. Customers. The Parties agree and stipulate that as used herein "Customer" means all persons, firms or entities that have either sought or purchased the Companies' services, have contacted the Companies for the purpose of seeking or purchasing the Companies' services, or have been contacted by the Companies for the purpose of selling services during Mr. Steil's employment, and all persons, firms, or entities subject to the control of those persons, firms, or entities. The Customers covered by this Agreement shall include any Customer of the Companies at any time during Mr. Steil's employment. The Parties further stipulate and agree that the Companies' business is commercial banking.

          19. Confidential Information. The Parties agree and stipulate that as used herein "Confidential Information" means all non-public information which becomes known to Mr. Steil as a consequence of his employment by the Companies and which has been treated as confidential by the Companies or is generally considered as confidential by corporations within the commercial banking industry, and includes, but is not limited to, information about the Companies' Customers, potential Customers, methods of operation, products, prices, costs, discounts, business plans, prospective and executed contracts, trade secrets, business contacts, customer lists, and all technological, business, financial, accounting, statistical and personnel information regarding the Companies and Customers or potential Customers of the Companies. The Parties further agree and stipulate that this Confidential Information was developed by the Companies at considerable expense, that this information is a valuable asset to the Companies and part of their goodwill, that this information is vital to the Companies' success and is the sole property of the Companies.

          20.  Confidentiality; Non-Compete; Non-Solicitation.

          (a) Mr. Steil recognizes and acknowledges that during his employment by the Companies, Mr. Steil had access to, worked with and became familiar with the Companies' Confidential Information, and that he was called upon to establish close relationships with the Companies' Customers and co-workers.

          (b) Mr. Steil recognizes and acknowledges that his experience, skills, education and training are readily transferable and of such breadth that he can employ them to his advantage in many other fields of endeavor, and that consequently, the terms of this Agreement will not unreasonably impair Mr. Steil's ability to engage in business or employment activities after the effective date of this Agreement.

          (c) Mr. Steil recognizes and acknowledges that the Companies are engaged in a highly competitive enterprise, so that any unauthorized disclosure or unauthorized use by Mr. Steil of the Confidential Information protected under this Agreement, or any unauthorized competition, whether during his employment with the Companies or after its termination, would cause immediate, substantial and irreparable injury to the business and goodwill of the Companies.

          (d) Mr. Steil agrees that upon the effective date of this Agreement he will surrender to the Companies every item and every document that is the Companies' property (including keys, records, computer files and disks, notes, memoranda, models, inventory and equipment) or contains Confidential Information, in whatever form. All of these materials are the sole and absolute property of the Companies.

          (e) Mr. Steil agrees that from the effective date of this Agreement until December 31, 2004, he will not, on his own behalf or as a partner, officer, director, employee, agent, or consultant of any other person or entity, directly or indirectly, disclose the Companies' Confidential Information to any person or entity other than agents of the Companies, and he will not use or aid others in obtaining or using any such Confidential Information without the express written permission of the President of the Companies.

          (f) Mr. Steil agrees that from the effective date of this Agreement until December 31, 2004, he will not, on his own behalf or as a partner, officer, director, employee, agent, or consultant of any other person or entity, directly or indirectly, engage or attempt to engage in the business of providing services the same as or similar to the services of the Companies, i.e. commercial banking, within Maryland, Virginia, Pennsylvania, Delaware or Washington, D.C. Mr. Steil expressly acknowledges that the Companies are entitled to a court order enjoining any violation of this paragraph even if Mr. Steil has not personally solicited or serviced the Companies' Customers. Mr. Steil agrees that the geographic, temporal, and other restrictions on his ability to obtain other employment in this Agreement are reasonable, waives any right to contest same and agrees in the future not to challenge these restrictions.

          (g) Mr. Steil agrees from the effective date of this Agreement until December 31, 2004, he will not, on his own behalf or as a partner, officer, director, employee, agent, or consultant of any other person or entity, directly or indirectly contact any of the Companies' Customers or potential Customers for the purposes of conducting any commercial banking business or solicit or induce (or attempt to solicit or induce) any of the Companies' Customers or potential Customers not to conduct business with the Companies, or to stop conducting business with the Companies, or to conduct business with or contract with any other person or entity for the commercial banking services then provided by the Companies.

          (h) Mr. Steil agrees that from the effective date of this Agreement until December 31, 2004, he will not, on his own behalf or as a partner, officer, director, employee, agent, or consultant of any other person or entity, directly or indirectly, contact, solicit or induce (or attempt to solicit or induce) any employee of the Companies to leave their employment with the Companies or consider employment with any other person or entity.

          (i) The Parties agree that any breach by Mr. Steil of any of the provisions contained in this paragraph 20 will cause the Companies immediate, material and irreparable injury and damage, and there is no adequate remedy at law for such breach. Accordingly, in the event of a breach of any of the provisions of this paragraph 20 by Mr. Steil, in addition to any other remedies it may have at law or in equity, the Companies shall be entitled immediately to seek enforcement of this Agreement in a court of competent jurisdiction by means of a decree of specific performance, an injunction without the posting of a bond or the requirement of any other guarantee, any other form of equitable relief, liquidated damages in the amount of $10,000.00 (ten thousand dollars), and the Companies are entitled to recover from Mr. Steil the costs and attorneys' fees it incurs to recover under or enforce this Agreement. In addition, all severance payments and other benefits, including options and restricted stock grants, not vested at December 31, 2002, shall immediately cease and the Companies shall have no further obligation to make any such payments or to grant such rights. This provision is not a waiver of any other rights which the Companies may have under this Agreement, including the right to receive money damages.

          21. No Waiver. The Parties agree that the failure of the Companies to enforce any term of this Agreement (or any agreement with any other person) shall not constitute a waiver of the Companies' rights or deprive the Companies of the right to insist thereafter upon strict adherence to that or any other term of this Agreement, nor shall a waiver of any breach of this Agreement constitute a waiver of any preceding or succeeding breach, nor shall the passage of any amount of time after the Companies becomes aware of a breach of this Agreement constitute a waiver of the Companies' rights to enforcement. No waiver of a right under any provision of this Agreement shall be binding on the Companies unless expressly made in writing and signed by the President of the Companies.

          22. Enforceability; Severability. It is the intention of the Parties that this Agreement shall be enforceable to the fullest extent allowed by law. In the event that a court holds any provision of this Agreement to be unenforceable, the Parties agree that, if allowed by law, that provision shall be reduced to the degree necessary to render it enforceable without affecting the rest of this Agreement, and, if such reduction is not allowed by law, the Parties shall promptly agree in writing to a provision to be substituted therefore which will have an effect as close as possible to the invalid provision that is consistent with applicable law. The Parties agree that the invalidity or unenforceability of any provision of this Agreement shall not affect or limit the validity and enforceability of the other provisions hereof.

          23.  Non-Disclosure.

          (a) Mr. Steil agrees that the existence of and terms of this Agreement are strictly confidential and expressly covenants not to display, publish, disseminate or disclose the existence or terms of this Agreement to any person or entity, other than his spouse, any prospective employer, any bank or other lending institution in connection with a loan application, or his financial advisor and except as required by law.

          (b) The Companies agree that the existence of and terms of this Agreement are strictly confidential and expressly covenant not to display, publish, disseminate or disclose the existence or terms of this Agreement to any person or entity, except as the Companies may reasonably determine to be required or necessary in connection with their respective businesses, and except as required by law. Mr. Steil acknowledges that Mercshares may be required to disclose the terms of this Agreement in its annual proxy statement and other securities filings.

          24. Prevailing Party. Mr. Steil agrees that he shall not be regarded as the prevailing party for any purpose, including, but not limited to, determining responsibility for or entitlement to attorneys' fees, under any statute or otherwise.

          25.  Acknowledgement.

          (a) Mr. Steil has received this Agreement on March 10, 2003. Mr. Steil understands that he has twenty-one (21) days from his receipt of this Agreement to consider his decision to sign it. By signing this Agreement, Mr. Steil expressly acknowledges that his decision to sign this Agreement was of his own free will. Mr. Steil understands that he may revoke this Agreement for up to and including seven (7) days after his execution of the Agreement, and that the Agreement shall not become effective until the expiration of seven days from its execution, the effective date of this Agreement. Mr. Steil has been advised by the Companies to consult an attorney regarding the terms of this Agreement before signing it.

          (b) Mr. Steil expressly acknowledges and understands that this Agreement is not an admission of liability under any statute or otherwise by the Companies, and does not admit any violation of Mr. Steil's legal rights, but is solely entered into as an exchange for the terms described above.

          (c) Mr. Steil represents that he has read this Agreement, that he understands all of its terms, and that he enters into this Agreement, after consultation with counsel, voluntarily and with knowledge of its effect.

          26.  Miscellaneous.

          (a) This Agreement shall be binding upon and inure to the benefit of the assigns, heirs, executors, and administrators of Mr. Steil and the Companies, their officers, directors, employees, agents, subsidiaries, affiliates, predecessors, successors, purchasers, assigns, and representatives, that this Agreement contains the entire agreement and understanding of the parties, that there are no additional promises or terms among the parties other than those contained herein, and that this Agreement shall not be modified except in writing signed by each of the parties.

          (b) This Agreement shall in all respects be interpreted, enforced, and governed under the laws of the State of Maryland. The language of all parts of this Agreement shall in all cases be construed as a whole, according to its fair meaning.

March 12, 2003                          /s/ Jack E. Steil
---------------------------------       -----------------------------------
Date                                    Jack E. Steil


                                        MERCANTILE BANKSHARES
                                        CORPORATION


March 11, 2003                          By: /s/ Edward J. Kelly, III
---------------------------------          --------------------------------
Date                                       Edward J. Kelly, III
                                             Chairman, President and Chief
                                             Executive Officer


                                        MERCANTILE-SAFE DEPOSIT AND
                                        TRUST COMPANY


March 11, 2003                          By: /s/ Edward J. Kelly, III
---------------------------------          --------------------------------
Date                                       Edward J. Kelly, III
                                             Chairman and Chief Executive
                                             Officer

                                    Exhibit A

                        Calculation of Retirement Credits

---------------------------------------------------------------------------------------------------------------------

 Agreement
 Reference       Retirement Benefit       Covered Compensation (1) (2) (3)         Calculation of Annual Credits
---------------------------------------------------------------------------------------------------------------------
              Existing Cash Balance     ($400,000 + actual bonus) minus then   18% of Covered Compensation in
Paragraph 4   SERP                      current IRS maximum                    applicable year
---------------------------------------------------------------------------------------------------------------------
              Additional Cash Balance   N/A                                    No annual credit or contribution.
Paragraph 5   SERP                                                             Strictly a contractual obligation to
                                                                               supplement current vested benefit
                                                                               under the qualified Cash Balance
                                                                               Plan so that the aggregate annual
                                                                               payment from the qualified cash
                                                                               balance plan and this additional cash
                                                                               balance SERP upon retirement at age
                                                                               60 will be $94,400 (4)
---------------------------------------------------------------------------------------------------------------------
              Existing 401(k) SERP      ($400,000 + actual bonus) minus then   3% of Covered Compensation in
Paragraph 6a                            current IRS maximum                    applicable year
---------------------------------------------------------------------------------------------------------------------
              Additional credits to     Then current IRS maximum               3% of Covered Compensation in
Paragraph 6b  Existing 401(k) SERP:                                            applicable year
              Maximum basic
              contribution
---------------------------------------------------------------------------------------------------------------------
              Additional credits to     Then current IRS maximum               3% of Covered Compensation in
Paragraph 6c  Existing 401(k) SERP:                                            applicable year
              Maximum matching
              contribution
---------------------------------------------------------------------------------------------------------------------

---------------
(1) For purposes of determining covered compensation, $400,000 is the base salary for the 2003, 2004, 2005 and 2006 calculations. That amount is actually paid, however only in 2003 and 2004; it is used for calculation purposes only in 2005 and 2006. The $86,533 and $94,400 Additional Payments referred to in paragraph 1(b) of the Agreement are not included in covered compensation in any year.
(2) For purposes of determining covered compensation, bonus is included for the 2003, 2004, 2005 and 2006 calculations. Bonus is included in covered compensation for year in which it is paid (or would have been paid). Thus, bonus of $184,600 for 2002 but paid in 2003 is included in covered compensation for the 2003 calculation. Bonuses for 2003 and 2004 will count in the 2004 and 2005 calculations, respectively, but only if the bonuses are actually earned and paid. Bonus for 2005 will count in the 2006 calculation if the bonus would have been earned under the incentive plan, but no bonus will actually be paid for 2005.
(3) IRS maximum refers to the Internal Revenue Code Section 401(a)(17) limit. The current amount of such limit is $200,000. This amount may change. Calculation will be based on then current limit in effect for the applicable year.
(4) The $94,400 number assumes that Mr. Steil elects to receive his aggregate cash balance benefit in the form of a single life annuity and beginning at age 60. Annual amount will differ if Mr. Steil elects a different payment option available under the cash balance plan (i.e, ten year certain and continuous, joint and 50% to surviving spouse, joint and 66.7% to surviving spouse, or joint and 100% to surviving spouse) and/or elects to begin payments earlier than age 60.

                                    Exhibit B

                            Summary of Stock Options

                                  As of 3/1/03

--------------------------------------------------------------------------------------------------------------------
                                                                            Option Agreement Dated:
--------------------------------------------------------------------------------------------------------------------
                                                          8/21/95 (1)     11/28/00 (2)   5/29/02 (3)    TOTAL (4)
--------------------------------------------------------------------------------------------------------------------
Grant Date                                                  3/14/95          3/14/00       3/12/02         --
--------------------------------------------------------------------------------------------------------------------
Exercise Price                                              $14.583          $25.344        $44.99         --
--------------------------------------------------------------------------------------------------------------------
Expiration Date                                             3/13/05          3/13/10       3/11/12         --
--------------------------------------------------------------------------------------------------------------------
Performance Based                                             Yes              Yes            No           --
--------------------------------------------------------------------------------------------------------------------
Number Granted                                              37,500           40,000         15,000       92,500
--------------------------------------------------------------------------------------------------------------------
(Exercised)                                                 (1,688)           --0--         --0--        (1,688)
--------------------------------------------------------------------------------------------------------------------
(Forfeited)                                                 (2,813)         (19,000)         N/A        (21,813)
--------------------------------------------------------------------------------------------------------------------
Total Current Outstanding                                   32,999           21,000         15,000       68,999
--------------------------------------------------------------------------------------------------------------------
     Total Current Outstanding Vested                       32,999           11,000          5,000       48,999
--------------------------------------------------------------------------------------------------------------------
     Total Current Outstanding Non-Vested                    --0--           10,000         10,000       20,000
--------------------------------------------------------------------------------------------------------------------


----------------
(1) All share amounts with respect to this Option Agreement have been adjusted to reflect the 3-for-2 stock split effected in June 1997.
(2) Based on 2002 performance, on March 14, 2003 options for 8,000 shares will be forfeited and options for 2,000 shares will become exercisable under this Option Agreement. These actions are reflected in the chart information.
(3) Assumes vesting of 5,000 shares on March 12, 2003, the anniversary date of the grant of these options.
(4)  Does not include 5,000 restricted shares granted 4/29/02.